[GRAPHIC APPEARS HERE]	Send Forms To:
MassMutual Annuity Service Center Hub PO Box 9067 Springfield, MA 01102-9067

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111-0001

☐ Check here if Purchase Payment is enclosed

Variable Annuity Application — Evolution	Contract #________________________
Please refer to the prospectus for detailed information.	(For Home Office use only.)

1.	Contract Owner/Annuitant Information Note: Contract Owner must be same as Annuitant for all types of IRA’s. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (form F6734) or a copy of the trust.

☐ Mr ☐ Mrs Name (First, MI, Last) ☐ Ms ☐ Dr	Suffix	Tax I.D./Social Security #

Address (No., Street)		Birth Date (mm/dd/yyyy)

Address (City, State, Zip)	State Where Employed:	Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

2.	Joint Contract Owner Information - Joint ownership only allowed on non-qualified contracts. Unless otherwise specified, both signatures will be required for all Contract Owner Transactions.

☐ Mr ☐ Mrs Name (First, MI, Last) ☐ Ms ☐ Dr	Suffix	Tax I.D./Social Security #

Address (No., Street)		Birth Date (mm/dd/yyyy)

Address (City, State, Zip)		Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

3.	Annuitant Information - If different from Contract Owner named in section 1.

☐ Mr ☐ Mrs Name (First, MI, Last) ☐ Ms ☐ Dr	Suffix	Tax I.D./Social Security #

Address (No., Street)		Birth Date (mm/dd/yyyy)

Address (City, State, Zip)	State Where Employed:	Gender: ☐ Male ☐ Female

Telephone Number (including area code)	E-Mail Address

4.	Beneficiary Information – Primary Beneficiary - In the event of the death of a Joint Contract Owner, the surviving joint owner shall become the Primary Beneficiary.

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

Contingent Beneficiary

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

TMLS-EVa	Page 1 of 3	F9291 304

5. New Contract Type – Select one.
Non-Qualified:	☐ Non-Qualified	☐ Custodial IRA (Submit Custodial IRA Disclosure Form (F6935))

☐ Non-Qualified Deferred Compensation Plan (Non 457 Plans)

Qualified:	☐ IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA

	Qualified Plan:	☐ 401(k)	☐ Pension Plan	☐ Keogh (HR10)

	☐ Profit Sharing Plan	☐ Money Purchase Pension Plan		☐ Target Benefit Plan

6.	Source of Funds to be Invested – Complete form F6628 for Company to Company Transfer/Rollover of Assets

☐ Current Income/Personal Saving	☐ Non-Qualified Contract	☐ CD/Mutual Fund

☐ Non-Qualified Deferred Compensation	☐ Custodial IRA	☐ Trust Funds

☐ IRA	☐ SEP IRA	☐ SIMPLE IRA

☐ Governmental 457 Deferred Comp	☐ Profit Sharing Plan	☐ 401(k)

☐ Money Purchase Pension Plan	☐ Keogh (HR10)	☐ Pension Plan

☐ TSA	☐ Target Benefit Plan	☐ Texas ORP

☐ Roth IRA ( mm/dd/yyyy)*
*	For Roth IRA’s, please indicate the date that the Roth was established.

7.	Initial Purchase Payment(s)

Amount $	(Please estimate for transfers. All transfer amounts should be included. Complete form F6628 for each separate transfer.)
Tax Year (For IRA contributions only) (If no tax year is entered, the current calendar year will be used.)

8.	Optional Riders

If you choose to elect one of these options, you must do so at time of application. You may only select one of these options. Selection of an optional rider requires participation in an asset allocation program sponsored by the Company. If you select GMIB or GMAB you will pay an additional charge.

☐ Guaranteed Minimum Income Benefit (GMIB) - Not available if Annuitant is Age 80 or older. (This benefit stops accumulating at Age 80.)

☐ Guaranteed Minimum Accumulation Benefit (GMAB) - Not available for election on or after Age 90.

9. Death Benefit Election

You must elect your Death Benefit at time of application and cannot change your choice once you elect it. Certain age restrictions may impact your benefit.

☐ Basic Death Benefit (default option)

☐ Annual Ratchet Death Benefit*

* If you select the Annual Ratchet Death Benefit, you will pay an additional charge.

10. Annuity Date

/ / Month Day (1-28) Year	If no election is made, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.

11.	Required Replacement Questions (This section must be completed. Applications that do not contain this information will not be accepted.)

• Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or subsidiaries in the past 12 months?	☐	Yes		☐	No
• Will the annuity applied for replace or change any existing individual or group life insurance or annuity?	☐	Yes	*	☐	No
* If answering “yes”, please complete applicable replacement forms.

12. Miscellaneous Instructions/Comments

TMLS-EVa	Page 2 of 3	F9291 304

Contract #	(For Home Office use only.)

Allocation Options

**If you have elected GMIB or GMAB or want to participate in an asset allocation program, only complete section 1A then go to section 13.

Otherwise complete section 2A and/or 3A and the section for any Optional Program you want to elect.**

1A.	Asset Allocation Program

•	This section is required if you are electing GMIB or GMAB.

•	If participating in an asset allocation program, the Contract Value will automatically be rebalanced to the chosen asset allocation program each calendar quarter.

•	You may not participate in an asset allocation program if you are participating in the DCA, Interest Sweep, DCA Fixed Account, or Automatic Rebalancing Program.

•	Select one of the following (these are listed in order from low risk to high risk with Asset Allocation Model 1 being the lowest risk. See Prospectus for more details.)

Asset Allocation:

☐ Model 1	☐ Model 2	☐ Model 3	☐ Model 4	☐ Model 5

2A.	Investment Allocation Of Initial And Future Purchase Payments (Excluding The Fixed Account).

•	If not electing an asset allocation model, indicate how Purchase Payment(s) will be allocated to the investment choice(s) below.

•	Use whole percentages only. This section must total 100%.

•	If any portion of the initial Purchase Payment will be allocated to the DCA Fixed Account:

•	Complete section 2A for initial and future Purchase Payment allocations.

•	Complete section 3A to indicate percentage of allocation and select the 6 or 12 month DCA duration.

•	If DCA Fixed Account allocations are different from future Purchase Payment allocations, complete “Destination Fund Name” portion of section 3A.

Please allocate                     % of my initial Purchase Payment to the allocations below.

% (610) American Century® VP Income & Growth	% (632) MML Managed Bond
% (611) American Century® VP Value	% (633) MML Small Cap Equity
% (612) American Funds Asset Allocation	% (634) MML Small Company Opportunities
% (613) American Funds Growth-Income	% (634) Oppenheimer Aggressive Growth
% (614) Calvert Social Balanced	% (636) Oppenheimer Capital Appreciation
% (615) Fidelity® VIP Contrafund®	% (637) Oppenheimer Global Securities
% (616) Fidelity® VIP Growth	% (638) Oppenheimer High Income
% (617) Franklin Small Cap Value Securities	% (643) Oppenheimer International Growth
% (619) INVESCO VIF Financial Services	% (639) Oppenheimer Main Street®
% (620) INVESCO VIF Health Sciences	% (640) Oppenheimer Money
% (621) INVESCO VIF Technology	% (641) Oppenheimer Multiple Strategies
% (622) Janus Aspen Balanced	% (642) Oppenheimer Strategic Bond
% (623) Janus Aspen Capital Appreciation	% (644) Scudder VIT EAFE® Equity Index
% (624) Janus Aspen Worldwide Growth	% (645) Scudder VIT Small Cap Index
% (625) MFS® Investors Trust Series	% (646) T. Rowe Price Blue Chip Growth
% (626) MFS® New Discovery	% (647) T. Rowe Price Equity Income
% (627) MML Blend	% (648) T. Rowe Price Mid-Cap Growth
% (628) MML Enhanced Index Core Equity	% (618) Templeton Foreign Securities
% (629) MML Equity	% (601) The Fixed Account (Not available for Optional Programs)
% (630) MML Equity Index
% (631) MML Inflation-Protected Bond	100% Total for both columns must equal 100%

Certain investment selections may not be available in all states.

Addendum Page 1A of 2	F9291 304

**You may not elect any of the programs on this page if you are participating in

GMIB, GMAB or an Asset Allocation Program.**

3A.	Check here to participate in Dollar Cost Averaging (DCA) Fixed Account – Also complete section 2A

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the investment choice(s) selected in section 2A.

•	The DCA Fixed Account is for new Purchase Payments only. No transfers are allowed from another account or investment choice.
•	Minimum $600 Purchase Payment.
•	Only one DCA Fixed Account may be active at any one time.
•	The first transfer will occur 5 business days following receipt of this form and payment to a DCA Fixed account.

Please allocate             %* of my initial Purchase Payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA Fixed Account (603)	☐ 12 Month DCA Fixed Account (604)

Unless otherwise specified in the lines below, the DCA Fixed Account program will be allocated according to the allocations in the Investment Allocation section 2A.(Refer to the fund name and numbers in section 2A. List additional funds on a separate sheet of paper.)

Destination Fund Name:	Fund #	Percent	Destination Fund Name:	Fund #	Percent
1.		%	4.		%
2.		%	5.		%
3.		%	6.		%
*	If less than 100%, the remaining percentage will be allocated to the investment choice(s) selected in 2A.

Optional Program Elections

**Select only one of the following optional programs.**

4A.	☐ Check here to participate in Interest Sweep – Also complete section 2A

The Interest Sweep option will automatically transfer earnings from your Contract Value in the Fixed Account to the investment choice(s) selected in section 2A.

•	Minimum value of $5,000 in the Fixed Account at the time of transfer.
•	The Interest Sweep will begin one frequency mode from the Contract Issue Date.

Interest Sweep Frequency Mode:	☐	Monthly	☐	Quarterly	☐	Semi-annually	☐	Annually

5A.	☐ Check here to participate in Dollar Cost Averaging (DCA – for Separate Account Assets only.) – Also complete section 2A.

The Dollar Cost Averaging Program systematically transfers a set amount or percentage from the selected variable investment choice (below) to the variable investment choice(s) selected in section 2A.

•	Minimum $600 in the investment choice selected from which transfers may be made.
•	Minimum $100 transfer per frequency.
•	Minimum 6 month participation.

DCA Transfer:

Make periodic transfers of $                     or             % of Contract Value from                                          to the destination investment choice(s) as specified in the DCA Allocation section 2A.                                                          (Investment choice)

Please select a day between the 1st and the 28th.	DCA Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Begin DCA on . (mm/dd/yyyy) End on or after . (mm/dd/yyyy) (# of transfers)	If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month. If you do not select a start date, we will start the DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center. If no end date is selected, the program will terminate once funds are insufficient to support the transfer.

6A.	☐ Check here to participate in Automatic Rebalancing – Also complete section 2A.

The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected in section 2A.

•	Any unscheduled transfer request will automatically terminate the Automatic Rebalancing Program.
•	Transfers will begin one frequency mode on the first business day of the month after the attainment of the program’s minimum balance.
•	Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.
•	Any request to participate in Automatic Rebalancing will begin one frequency after DCA Fixed Account, Interest Sweep, or DCA program has completed.

Automatic Rebalancing Frequency Mode:	☐	Monthly	☐	Quarterly	☐	Semi-annually	☐	Annually

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13.	Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it. I hereby represent that the above information is correct and true to the best of my knowledge and belief.

Changes and Corrections: Any change or correction of the Application will be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

Special State Specific Fraud Notices:

•	FL: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

•	GA,MD, NE, & WA: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•	MA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

•	ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•	OK: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•	All other states: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand the provisions of any optional program that I have selected and understand that this authorization for participation in the optional programs will continue until my written, signed revocation is received by the Annuity Service Center.

Signed at: City	State Date (mm/dd/yyyy)

Contract Owner Signature

Joint Contract Owner Signature (if applicable)	Annuitant Signature (if different from Contract Owner)

14.	NASD Registered Representative/Agent/Broker Information (This section must be completed. Applications that do not contain this information will not be accepted.)

• Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements.	☐	Yes	☐	No

• Is this replacement meant to be a tax-free transfer under Section 1035?	☐	Yes	☐	No

I certify that I am NASD registered and state licensed for variable annuity contracts where this Application is written and delivered.

Firm Name

Firm Address (MMLISI Reps use agency number)

Please select one of the following commission options:        ☐ Option B (default option)             ☐ Option C

1. Signature of NASD Registered Representative		Print Name

MM ID Code	License #		% of Commission

Telephone # (including area code)		E-mail Address

2. Signature of Second NASD Registered Representative (if applicable)		Print Name

MM ID Code	License #		% of Commission

Telephone # (including area code)		E-mail Address

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[GRAPHIC APPEARS HERE]

MassMutual Evolution Amendment of Application Contract number:	Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111-0001

This Amendment of Application is attached to and made a part of the Contract.

This Amendment was authorized by the Applicant via:

☐  Telephone authorization on the Company’s recorded telephone line.

☐  Email authorization received by the Company.

☐  Written Request received by the Company.

The following information replaces the corresponding information that is contained in the original Application:

☐ Contract Owner Name:

☐ Contract Owner Social Security Number:

☐ Contract Owner Address:

☐ Contract Owner Date of Birth:

☐ Contract Owner Gender:	☐ Male	☐ Female

☐ Joint Contract Owner Name:

☐ Joint Contract Owner Social Security Number:

☐ Joint Contract Owner Address:

☐ Joint Contract Owner Date of Birth:

☐ Joint Contract Owner Gender:	☐ Male	☐ Female

☐ Annuitant Name:

☐ Annuitant Social Security Number:

☐ Annuitant Address:

☐ Annuitant Date of Birth:

☐ Annuitant Gender:	☐ Male	☐ Female

☐ Beneficiary Designation:
Primary Beneficiary:

Contingent Beneficiary:

☐ New Contract Type:	☐ Non-Qualified	☐ Custodial IRA
☐ Non-Qualified Deferred Compensation Plan (Non 457 Plans)
	☐ IRA	☐ Roth IRA
	☐ SEP IRA	☐ SIMPLE IRA
	☐ 401(k) Plan	☐ Pension Plan
	☐ Keogh (HR10)	☐ Profit Sharing Plan
	☐ Target Benefit Plan	☐ Money Purchase Plan

☐ Source of Funds to be Invested:		☐ CD/Mutual Fund	☐ Current Income/Personal Savings
	☐ 1035 Exchange	☐ Trust Funds	☐ Non-Qualified Contract
	☐ Simple IRA	☐ Traditional IRA	☐ Custodial IRA
	☐ SEP IRA	☐ Roth IRA	☐ Non-Qualified Deferred Comp.
	☐ TSA	☐ Profit Sharing Plan	☐ Govt. 457 Deferred Comp.
	☐ 401(k)	☐ Keogh (HR10)	☐ Money Purchase Pension Plan
	☐ Pension Plan	☐ Target Benefit Plan	☐ Texas ORP
☐ Initial Purchase Payment:

☐ Death Benefit Election:		☐ Basic Death Benefit
☐ Annual Ratchet Death Benefit
☐ City Where Signed by Contract Owner:

☐ State Where Signed by Contract Owner:

☐ Date Signed by Contract Owner:

☐ Miscellaneous:

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